Exhibit 99.1

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

On June 14, 2019, pursuant to the Agreement and Plan of Merger dated March 25, 2019 (the “Merger Agreement”), by and among Cousins Properties Incorporated (“Cousins” or the “Company”) and TIER REIT, Inc. (“TIER”), TIER merged with and into a subsidiary of the Company (the “Merger”) with this subsidiary continuing as the surviving corporation of the Merger.
Pursuant to the Merger Agreement, each share of TIER common stock, par value $0.0001 per share, issued and outstanding immediately prior to the effective date of the Merger, was converted into 2.98 (the “Exchange Ratio”) shares of newly issued shares of Cousins’ common stock. Concurrent with the Merger, the Company effected a reverse stock split whereby each four shares of the Company's common stock were combined into one share of the Company's common stock. All share and per share information presented in these pro forma financial statements have been adjusted to reflect this reverse stock split.
The following unaudited pro forma consolidated statements of operations and comprehensive income (loss) for the nine months ended September 30, 2019 and the year ended December 31, 2018 have been prepared as if the Merger occurred on January 1, 2018. For the year ended December 31, 2018, certain TIER historical amounts have been reclassified to conform to Cousins' financial statement presentation.
Actual amounts recorded in connection with the Merger may change based on any increases or decreases in the fair value of the assets acquired and liabilities assumed upon the completion of the final valuation and may result in variances to the amounts presented in the unaudited pro forma consolidated statements of operations and comprehensive income (loss). Assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) are described in the accompanying notes. These adjustments are based on available information and assumptions that management of Cousins considered to be reasonable. The unaudited pro forma consolidated statements of operations and comprehensive income (loss) do not purport to: (1) represent the results of Cousins’ operations that would have actually occurred had the Merger occurred on January 1, 2018; or (2) project Cousins’ financial position or results of operations as of any future date or for any future period, as applicable.
During the period from January 1, 2018 to June 13, 2019, the date immediately preceding the effective date of the Merger, TIER acquired and disposed of various real estate operating properties. None of the assets acquired or disposed by the respective companies during these periods exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following unaudited pro forma consolidated statements of operations and comprehensive income (loss) for the nine months ended September 30, 2019 and for the year ended December 31, 2018 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2018.
The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) have been developed from, and should be read in conjunction with, the consolidated financial statements of Cousins and accompanying notes thereto included in Cousins’ annual report filed on Form 10-K for the year ended December 31, 2018, the consolidated financial statements of Cousins and accompanying notes thereto included in Cousins' quarterly report filed on Form 10-Q for the three and nine month periods ending September 30, 2019, and the consolidated financial statements of TIER included in the Current Report on Form 8-K filed by the Company on September 23, 2019. In Cousins’ opinion, all adjustments necessary to reflect the Merger with TIER and the issuance of Cousins' shares have been made.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019
(in thousands, except per share data)

	Cousins Historical (1)	TIER Historical (2)	Merger Adjustments		Cousins Pro Forma
Revenues:
Rental property revenues	$439,624	$89,002	$3,063	a	$531,689
Fee income	23,298	77	—		23,375
Other	154	106	—		260
	463,076	89,185	3,063		555,324
Expenses:
Rental property operating expenses	155,838	33,675	—		189,513
Reimbursed expenses	3,269	—	—		3,269
General and administrative expenses	25,686	7,505	—	b	33,191
Interest expense	37,579	10,129	1,529	c	49,237
Impairment losses	—	937	—		937
Depreciation and amortization	178,777	41,080	1,884	d	221,741
Acquisition and related costs	50,878	28,977	(79,855)	e	—
Other	1,101	12,680	(12,295)	f	1,486
	453,128	134,983	(88,737)		499,374
Loss on extinguishment of debt	—	(6,025)	—		(6,025)
Income from unconsolidated joint ventures	9,779	36,496	—		46,275
Gain on sale of investment properties	14,388	—	—		14,388
Net income (loss)	34,115	(15,327)	91,800		110,588
Net (income) loss attributable to noncontrolling interests	(809)	148	(807)	h	(1,468)
Net income (loss) available to common stockholders	$33,306	$(15,179)	$90,993		$109,120

Per common share information -- basic and diluted:
Net income (loss) available to common stockholders	$0.27	$(0.28)			$0.74
Weighted average shares-- basic	121,758	54,809			146,739	i
Weighted average shares-- diluted	123,529	54,809			148,510	i

Comprehensive income (loss):
Net income (loss)	$34,115	$(15,327)	$91,800		$110,588
Other comprehensive loss	—	(3,409)	3,409	j	—
Comprehensive income (loss)	34,115	(18,736)	95,209		110,588
Comprehensive (income) loss attributable to noncontrolling interests	(809)	148	(807)		(1,468)
Comprehensive income (loss) attributable to common stockholders	$33,306	$(18,588)	$94,402		$109,120
See accompanying notes
(1) Cousins historical financial information is derived from its Quarterly Report filed on Form 10-Q for the nine months ended September 30, 2019.
(2) TIER historical financial information represents the operations of TIER for the period January 1, 2019 to June 13, 2019, the date immediately preceding the effective date of the Merger. The financial information for this period is derived from the books and records of TIER.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2018
(in thousands, except per share data)

	Cousins Historical (1)	TIER Historical (2)	Merger Adjustments		Cousins Pro Forma
Revenues:
Rental property revenues	$461,853	$216,826	$6,687	a	$685,366
Fee income	10,089	206	—		10,295
Other	3,270	2,435	—		5,705
	475,212	219,467	6,687		701,366
Expenses:
Rental property operating expenses	164,678	87,694	—		252,372
Reimbursed expenses	3,782	—	—		3,782
General and administrative expenses	22,040	21,951	—	b	43,991
Interest expense	39,430	29,371	2,406	c	71,207
Impairment losses	—	41,564	—		41,564
Depreciation and amortization	181,382	101,036	1,899	d	284,317
Acquisition and related costs	248	—	—		248
Other	556	3,834	—		4,390
	412,116	285,450	4,305		701,871
Gain on extinguishment of debt	8	22,018	—		22,026
Income (loss) from continuing operations before unconsolidated joint ventures and gain on sale of investment properties and remeasurement in unconsolidated entities	63,104	(43,965)	2,382		21,521
Income from unconsolidated joint ventures	12,224	718	(624)	g	12,318
Income (loss) from continuing operations before gain on sale of investment properties and remeasurement in unconsolidated entities	75,328	(43,247)	1,758		33,839
Gain on sale of investment properties and remeasurement in unconsolidated entities	5,437	37,918	—		43,355
Net income (loss)	80,765	(5,329)	1,758		77,194
Net (income) loss attributable to noncontrolling interests	(1,601)	308	382	h	(911)
Net income (loss) available to common stockholders	$79,164	$(5,021)	$2,140		$76,283

Per common share information -- basic and diluted:
Net income (loss) available to common stockholders	$0.75	$(0.10)			$0.52
Weighted average shares-- basic	105,076	50,234			146,657	i
Weighted average shares-- diluted	106,868	50,234			148,449	i

Comprehensive income (loss):
Net income (loss)	$80,765	$(5,329)	$1,758		$77,194
Other comprehensive loss	—	(1,634)	1,634	j	—
Comprehensive income (loss)	80,765	(6,963)	3,392		77,194
Comprehensive (income) loss attributable to noncontrolling interests	(1,601)	308	382		(911)
Comprehensive income (loss) attributable to common stockholders	$79,164	$(6,655)	$3,774		$76,283
See accompanying notes
(1) Cousins historical financial information is derived from its Annual Report filed on Form 10-K for the year ended December 31, 2018. Concurrent with the Merger, the Company effected a reverse stock split whereby each four shares of the Company's common stock were combined into one share of the Company's common stock. All share and per share information presented in these pro forma financial statements have been adjusted to reflect this reverse stock split.
(2) TIER historical financial information is derived from the financial information included in the Current Report on Form 8-K filed by the Company on September 23, 2019. Certain TIER amounts have been reclassified to conform to Cousins' financial statement presentation.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands unless otherwise noted)

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss) for the nine months ended September 30, 2019 and for the year ended December 31, 2018.

Pro forma adjustments to historical amounts are presented in the unaudited pro forma consolidated statements of operations and comprehensive income (loss) for the nine months ended September 30, 2019 and for the year ended December 31, 2018 assuming the Merger occurred on January 1, 2018. The following are the explanations for the adjustments to revenues, costs and expenses, and income from unconsolidated joint ventures included in the unaudited pro forma consolidated statements of operations and comprehensive income (loss):

a. Rental Property Revenues
The historical rental property revenues for Cousins and TIER represent contractual, straight-line rent and amortization of above and below-market rents associated with the leases in effect during the periods presented. The adjustments included in the unaudited pro forma consolidated statements of operations and comprehensive income (loss) are presented to adjust contractual rental property revenue to a straight-line basis and to amortize above and below-market rents in accordance with Accounting Standards Codification 805-10, Business Combinations, as if the Merger had occurred on January 1, 2018.
The following table summarizes the adjustments made to rental property revenues for the real estate properties acquired as part of the Merger for the nine months ended September 30, 2019 and for the year ended December 31, 2018:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Straight-line rent	$2,950	$7,451
(Above)/below market rent	113	(764)
Pro forma adjustment	$3,063	$6,687

b. General and Administrative Expenses
Cousins anticipates that it will experience cost savings as certain duplicative general and administrative expenses will not be incurred subsequent to the Merger. These duplicative general and administrative expenses include, but are not limited to, compensation and employee related expense, accounting and other professional fees, board of director fees, professional liability insurance premiums, listing and transfer agent fees, and other office related expenses. Since these savings are not currently factually supportable, no adjustments to historical general and administrative expenses have been included.

c. Interest Expense
The adjustments to interest expense related to the Merger represent (1) the repayment of the TIER Credit Facility (Term Loans and Revolver) with proceeds from Cousins' issuance of $650 million in unsecured senior notes (the "2019 Unsecured Senior Notes") at a weighted average fixed interest rate of 3.88% that closed concurrent with the Merger, (2) the elimination of the impact of TIER's interest rate swaps, and (3) amortization of above-market debt values created by recording the assumed TIER debt at fair market value. The interest rates used to calculate pro forma interest expense on the additional borrowings under the Cousins Credit Facility were calculated based on London Inter-Bank Offered Rate plus a spread of 1.05%, consistent with terms under the Cousins Credit Facility during the second quarter of 2019.

The following table summarizes the adjustments to the unaudited pro forma consolidated statements of operations and comprehensive income (loss) for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively, to reflect the debt activity outlined above:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Pro forma interest related to 2019 Unsecured Senior Notes	$11,877	$25,528
Pro forma interest expense savings on Cousins' repayment of:
TIER Term Loans	(10,706)	(21,237)
TIER Revolver	(1,075)	(2,724)
Pro forma elimination of interest rate swap interest expense	1,688	1,349
Pro forma amortization of above-market debt	(255)	(510)
Increase in interest expense	$1,529	$2,406

d. Depreciation and Amortization Expense
Depreciation and amortization expense is adjusted to remove the historical depreciation and amortization expense of TIER and to recognize depreciation and amortization of the TIER assets acquired in the Merger, assuming the Merger occurred on January 1, 2018, based on an estimate of the market value of each property and an estimate of the allocation of the market value to the components of operating properties. Included in operating property assets, the general useful life for buildings is 40 years; the general range of useful life for site improvements is 10 to 21 years. Included in intangible assets, the general range of remaining contractual, in-place lease terms is one to 10 years.
The following table summarizes pro forma depreciation and amortization expense by asset category for the properties acquired in the Merger that would have been recorded for the nine months ended September 30, 2019 and for the year ended December 31, 2018 less the reversal of depreciation and amortization expense included in TIER’s historical financial statements:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Operating properties	$30,913	$76,549
In-place leases	12,051	26,386
Less: TIER historical depreciation and amortization	(41,080)	(101,036)
Pro forma adjustment	$1,884	$1,899

e. Acquisition and Related Costs
Acquisition and related costs have been adjusted to remove acquisition-related costs already reflected in the historical statement of operations for the nine months ended September 30, 2019 as these costs are nonrecurring and are not considered to have a continuing impact on the operations of the Company.

f. Other Expenses
Other expenses have been adjusted to remove costs associated with the termination and payoff of interest rate swap agreements incurred by TIER in June 2019.

g. Income from Unconsolidated Joint Ventures
Represents share of pro forma adjustments to properties owned by unconsolidated joint ventures as if the Merger had occurred on January 1, 2018.

h. Net (Income) Loss Attributable to Noncontrolling Interests
Represents share of pro forma adjustments to net (income) loss attributable to noncontrolling interests.

i. Weighted-Average Shares
Concurrent with the Merger, the Company effected a reverse stock split whereby each four shares of the Company's common stock were combined into one share of the Company's common stock. All share and per share information presented in these pro forma financial statements have been adjusted to reflect this reverse stock split. The following table summarizes the pro forma weighted-average shares of common stock outstanding for the nine months ended September 30, 2019 and for the year ended December 31, 2018, respectively, as if the Merger occurred on January 1, 2018 (in thousands):

	Nine months ended September 30, 2019	Year ended December 31, 2018
Cousins weighted average common shares outstanding, basic - historical basis	121,758	105,076
Effect of common stock issued to TIER stockholders - pro forma basis	24,981	41,581
Weighted average common shares outstanding, basic - pro forma basis	146,739	146,657
Cousins potential dilutive common shares, stock options - historical basis	27	48
Cousins weighted average units of CPLP, convertible to common shares - historical basis	1,744	1,744
Weighted average common shares outstanding, diluted - pro forma basis	148,510	148,449

j. Other Comprehensive Income (Loss)
Other comprehensive income (loss) included on TIER’s historical consolidated statement of operations and comprehensive income (loss) represents the effect of TIER’s interest rate swaps, which were terminated by TIER at the effective time of the Merger. The adjustments in the unaudited pro forma consolidated statement of operations and comprehensive income (loss) represent the elimination of the effect of the interest rate swaps.